James Cecil Auctioneers
                                 P.O. Box 1947
                                Hobbs, NM 88241
                                (505) 393-4917

                        "WESTERN AUTO AUTOMOTIVE"                      Page: 24
                         Consignment Sales - Detail    Sat Aug 23  06:21:49 1997

Consignment: A
Consignor: WESTERN AUTO AUTOMOTIVE

Lot#      Description           Quan  Bid#  Comm.   Unit Price   Price
----      -----------           ----  ----  -----   ----------   -----
464       170 USED BATTERIES    170   85            0.90         153.00
465       2 TIRE RACKS            1   85                         110.00
466       2 TIRE RACKS            1   85                         110.00
467       2 TIRE RACKS            1   85                         110.00
468       2 TIRE RACKS            1   85                         110.00
469       1 TIRE RACK             1    3                          55.00
470       1 TIRE RACK (OUTSIDE)   1   85                         100.00

                                        PAGE TOTAL     $748.00

TOTAL ITEMS SOLD AT AUCTION                       $37,999.60

LESS EXPENSES:
LESS 10% COMMISSION              $3,799.96
LESS TAX ON COMMISSION              228.00
LES ADVERTISING                   2,500.00
                                 ---------
LESS TOTAL EXPENSES              $6,527.96          6,527.96
                                                   ---------
NET BALANCE                                       $31,471,64

WITH MR. BOUDREAU'S APPROVAL, JAMES
CECIL AUCTIONEERS SOLD A COMMEMORATIVE
HIGH-DOLLAR GUN AT THE QUAILS UNLTD.
AUCTION AT THE HOBBS COUNTRY CLUB,
AUGUST 23, 1997.  THE GUN WAS SOLD FOR
$2,100.00 WITH $100.00 OF THIS MONEY GOING
TO QUAILS UNLTD. $2,000.00 IS TO BE PAID TO
NORWEST, WITH NO COMMISSION CHARGED ON
THIS ITEM.                                          2,000.00
                                                   ---------
NET BALANCE                                       $33,471.64

                    James Cecil Auctioneers
                         P.O. Box 1947
                        Hobbs, NM 88241
                         (505) 393-4917

               "TRUE VALUE HDWR/WAREHOUSE/MAIN"        Page: 47
                    Consignment Sales - Detail    Sun Sep 7 00:43:31  1997

Consignment: A
Consignor: ZEARL T. YOUNG, INC.

Lot#      Description      Quan   Bid#   Comm.     Unit Price     Price
-----     -----------      ----   ----   -----     ----------     -----
                                                        ---------------
                                 Total for this Consignment    52296,40

                    0.0% Rate
                    LESS: Commissions:            0.00
                                                  ----
                                                  0.00
                                      Total Auction Charges         0.00
                                                         ---------------
                                                                52296.40

TOTAL SOLD AT AUCTION                       $52,296.40

LESS 10% COMMISSION          $5,229.64
LESS TAX ON COMMISSION          313.78
LESS ADVERTISING              3,000.00
                             ---------
LESS TOTAL                   $8,543.42        8,543.42
                                              --------
NET BALANCE                                 $43,752.98